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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2014

To our stockholders,

        Notice is hereby given that the 2014 annual meeting of stockholders of Generac Holdings Inc. will be held on Wednesday, June 11, 2014, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, for the following purposes:

  1.
  To elect the three nominees named herein as Class II directors;

  2.
  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

  3.
  To vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers;

  4.
  To approve the Generac Holdings Inc. Employee Stock Purchase Plan; and

  5.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 17, 2014 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone or over the Internet or, if a paper proxy card is requested, by signing, dating and mailing the proxy card in the envelope provided or by delivering any completed proxy card at the annual meeting. Stockholders of record may also vote in person at the annual meeting. Instructions regarding all methods of voting are contained on any Notice of Internet Availability of Proxy Materials or proxy card provided. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder.

By Order of the Board of Directors,
Aaron Jagdfeld President and Chief Executive Officer

April 29, 2014

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 11, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors (the "Board of Directors" or "Board") of Generac Holdings Inc. ("Generac," "we," "us," "our," or the "Company,") is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Wednesday, June 11, 2014, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, and any postponement or adjournment thereof.

        In accordance with rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or about May 1, 2014 to all stockholders as of record as the record date for the annual meeting, which was the close of business on April 17, 2014.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class II directors, to ratify the selection of the independent registered public accounting firm, to vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers and to approve the Generac Holdings Inc. Employee Stock Purchase Plan. See "PROPOSAL 1—ELECTION OF CLASS II DIRECTORS", "PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM", "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION" and "PROPOSAL 4—APPROVAL OF GENERAC HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN". The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 68,862,121 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

        If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on April 17, 2014, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Information About This Proxy Statement

        Why you received this proxy statement.    These materials have been made available to you on the Internet or, upon your request, have been delivered to you in printed form, because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these proxy materials or copy of these materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare
P.O. 30170
College Station, TX 77842-3170

Overnight correspondence should be sent to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845

Telephone: (800) 962-4284
Fax: (312) 601-2312

        Householding.    The SEC's rules permit us to deliver a single Notice of Internet Availability or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability or copy of the other proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, please contact York Ragen, Chief Financial Officer, Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and other communications for your household, please contact York Ragen, CFO, at the above address.

 Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of three ways:

  •
  By telephone—Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;

  •
  By internet—Visit the Internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;

  •
  By mail—If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.

        If a stockholder does not submit a proxy by the Internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2014 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies for these stockholders will depend on their voting procedures.

Quorum

        The presence at the annual meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

 Required Votes

        Election of Nominees named herein as Directors.    Proposal 1. Under our Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality.

        Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.    Proposal 2, relating to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Approval of Non-Binding "Say-on-Pay" Resolution Regarding Executive Compensation.    Proposal 3, relating to the non-binding resolution to approve our executive compensation, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Approval of Generac Holdings Inc. Employee Stock Purchase Plan.    Proposal 4, relating to the employee stock purchase plan, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on this matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes." We believe that the ratification of the appointment of Ernst & Young LLP (Proposal 2) is a routine matter on which brokers will be permitted to vote any unvoted shares in their discretion. We believe that election of the three nominees named herein as Class II directors (Proposal 1), the advisory, non-binding "say on pay" resolution (Proposal 3) and the approval of the employee stock purchase plan (Proposal 4) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but will have no effect on the outcome of the vote on any of the matters described in this proxy statement.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of the Notice of Internet Availability, this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $12,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

        We have been advised that a representative of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2013, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Annual Report and Company Information

        Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2013, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 that was filed with the SEC, without charge, by writing to Generac Holdings Inc., Attn: Investor Relations, S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. These materials will also be available without charge at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class II Directors will expire on the date of the 2014 annual meeting, subject to the election and qualification of their respective successors.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        The nominees for election as Class II Directors at the 2014 annual meeting are described below. Stephen Murray, a Class II director of the Company, is not standing for re-election. The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2017 and until their respective successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

        The Board of Directors recommends a vote "FOR" the Company's nominees for Class II Directors.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Todd A. Adams	43, has served as a director of Generac since October 31, 2013. Mr. Adams serves as President, Chief Executive Officer and as a Director of Rexnord Corporation, an industrial company. He became its President and Chief Executive Officer in September 2009 and became a director in October 2009. Mr. Adams joined Rexnord Corp. in 2004 as Vice President, Treasurer and Controller. He has also served as Senior Vice President and Chief Financial Officer of Rexnord Corporation from April 2008 to September 2009 and as President of its Water Management platform in 2009. Prior to joining Rexnord Corporation, Mr. Adams held various positions at The Boeing Company, APW Ltd. and Applied Power Inc. (currently Actuant Corporation). Mr. Adams earned his Bachelor of Business Administration in Finance from Eastern Illinois University. Mr. Adams was recommended to the Nominating & Corporate Governance Committee for consideration by a non-management director of the Company.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Mr. Adams brings to Generac extensive management and leadership experience gained in such senior roles as Chief Executive Officer and Chief Financial Officer for a public company.
Ralph W. Castner
51, was appointed on April 13, 2014 to serve as a director of Generac, effective May 2, 2014. Since January 2010, Mr. Castner has served as Executive Vice President, Chief Financial Officer and Principal Accounting Officer of Cabela's Incorporated, a specialty retailer. From March 2006 until November 2010, Mr. Castner served as Chairman of World's Foremost Bank, a wholly-owned bank subsidiary of Cabela's. From July 2003 to January 2010, Mr. Castner was Vice President and Chief Financial Officer of Cabela's. From 2000 to July 2003, Mr. Castner was Director of Accounting and Finance at Cabela's and Treasurer of World's Foremost Bank.

Prior to joining Cabela's, Mr. Castner was employed by First Data Corporation from 1990 to 2000, most recently as a Vice President. Prior to 1990, Mr. Castner was a certified public accountant with the public accounting firm of Touche Ross and Company. He earned both a Masters in Business Administration and a Bachelor of Business Administration degree from the University of Nebraska. Mr. Castner was recommended to the Nominating & Corporate Governance Committee for consideration by a non-management director of the Company.
Mr. Castner brings to the Board his experience as a senior finance executive of a public corporation and his financial expertise as a past chairman of a banking institution.
Bennett Morgan
50, has served as a director of Generac since October 31, 2013. Mr. Morgan has been the President and Chief Operating Officer of Polaris Industries, Inc., a vehicle manufacturer, since April 12, 2005. Previously, Mr. Morgan served as Vice President and General Manager of the ATV Division of Polaris Industries, Inc. from November 2004 until his current appointment as President and Chief Operating Officer. Mr. Morgan joined Polaris Industries, Inc. in 1987 and spent the next 10 years in various marketing, product development and operations responsibilities. Mr. Morgan earned a Bachelors of Science from St John's University, Collegeville, MN and a Masters of Business Administration from the Carlson School of Management, University of Minnesota. Mr. Morgan was recommended to the Nominating & Corporate Governance Committee for consideration by a non-management director of the Company.

Mr. Morgan brings to Generac extensive leadership skills, and over 25 years of expertise in international consumer durables products, dealer distribution, and product development and innovation in such senior roles as President and Chief Operating Officer.

 Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of eleven (11) directors, each of whom, other than the nominees and Mr. Stephen Murray who is not standing for re-election, is described below. The terms of the Class III Directors expire at the 2015 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class I Directors expire at the 2016 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class III Directors
Robert D. Dixon	54, has served as a director of Generac since March 14, 2012. From October 2012 until March 2014, Mr. Dixon served as Chief Executive Officer of Seven Seas Water Corporation, an international services corporation. Previously, Mr. Dixon was Senior Vice President & General Manager at Air Products and Chemicals, Inc. ("Air Products") from 2007 to 2011. From 2003 to 2006, while based in Singapore, he was President of Air Products Asia Inc. Mr. Dixon served as the Vice President for the Structured Business Division from 2001 to 2003. From 1989 to 2000, Mr. Dixon held various senior management positions within Air Products, including vice president, finance, for a joint venture with Mitsubishi Heavy Industries, Group Controller and General Manager. Prior to joining Air Products in 1983, he earned a Masters Degree in Business Administration from the Pennsylvania State University and a Bachelors of Business Administration from Miami University He also attended the Advanced Management Program at INSEAD in Fontainebleau, France.
Mr. Dixon has 30 years of global management, operations and finance experience.
Barry J. Goldstein
71, has served as a director of Generac since September 2009. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein currently serves on the board of directors of Kraton Performance Polymers, Inc and Stock Building Supply Holdings. Mr. Goldstein earned his Bachelors degree from the Wharton School of Business.
Mr. Goldstein has over 30 years of finance experience and has experience as a director for a number of private and public companies.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
David A. Ramon	58, has served as a director of Generac since April 15, 2010. Mr. Ramon has more than 30 years of broad management, operations and investment experience with both established and emerging companies. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. From 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Mr. Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc. Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin.
Mr. Ramon has leadership and financial experience, including as CEO, COO, President and CFO of a number of private and public companies.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
John D. Bowlin	63, has served as a director of Generac since December 2006. Mr. Bowlin served as a consultant to CCMP Capital Advisors, LLC ("CCMP") from January 2008 through December 2011. Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies, Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as a director of Schwan Food Company, and he previously served as a director and Non-Executive Chairman of Spectrum Brands and the Pliant Corporation. Mr. Bowlin holds a Bachelors of Business Administration from Georgetown University and a Masters of Business Administration from Columbia University.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Aaron Jagdfeld President and Chief Executive Officer

42, has served as our President and Chief Executive Officer since September 30, 2008 and as a director since November 2006. Prior to becoming President and Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the finance department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed president and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

Mr. Jagdfeld is our Chief Executive Officer and a director on our Board of Directors. As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has navigated a number of challenges, including our initial public offering, the significant increase in sales, several acquisitions and our international expansion. Mr. Jagdfeld has extensive finance and operational experience and has high-level leadership experience in several prior positions.

Andrew G. Lampereur

51, has served as a director of the Company since March 12, 2014. Mr. Lampereur currently serves as Executive Vice President and Chief Financial Officer of Actuant Corporation, a global diversified company. Mr. Lampereur joined Actuant in 1993 as Corporate Controller progressing to Vice President Finance of Gardner Bender, a subsidiary of Actuant, in 1996, Vice President and General Manager—Distribution of Gardner Bender in 1998, Applied Power (c.k.a. Actuant) Business Development Leader in 1999, and most recently, Chief Financial Officer. Prior to 1993, Mr. Lampereur held various financial positions with Fruehauf Trailer Corporation, Terex Corporation, and Price Waterhouse. Mr. Lampereur graduated with a Bachelors of Business Administration from St. Norbert College. During the past five years, he previously served on the board of directors of Robbins & Myers. Mr. Lampereur was recommended to the Nominating & Corporate Governance Committee for consideration by a non-management director of the Company.

Mr. Lampereur contributes over 25 years of senior-level financial experience.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Timothy Walsh

51, has served as a director of Generac since November 2006 and as our Independent Non-Executive Chairman since July 19, 2013. Mr. Walsh currently serves as a Managing Director in the New York office of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Walsh was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1993, Mr. Walsh worked on various industry-focused client teams within The Chase Manhattan Corporation. Mr. Walsh holds a B.S. from Trinity College and an M.B.A. from the University of Chicago Graduate School of Business. He currently serves on the board of Milacron Holdings and Volotea. During the past five years, he previously served on the board of directors of Kraton Performance Polymers, Inc., Metokote and Pliant Corporation.

Mr. Walsh represents stockholder interests in that he was originally appointed as a director of the Company by our then-majority stockholder. He has excellent skills and experience in corporate finance, having over two decades of experience in banking, investment banking and private equity finance. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Walsh also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that John D. Bowlin, Robert D. Dixon, Barry J. Goldstein, David A. Ramon, Stephen Murray, Timothy Walsh, Bennett Morgan, Todd Adams, Andrew Lampereur and, effective May 2, 2014, Ralph Castner are independent directors under the applicable rules of the NYSE.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        The current members of the Audit Committee are Mr. Barry J. Goldstein (Chair), Mr. David A. Ramon, Mr. Andrew G. Lampereur (since March 12, 2014), and beginning May 2, 2014, Mr. Ralph W. Castner. The Board has determined that each member is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our audit committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee. Each of the members of the Audit Committee meets the definition of "independent director" for purposes of serving on an audit committee under applicable SEC and NYSE rules.

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and assesses management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee formally met nine (9) times in 2013, and members of the Audit Committee also met informally amongst themselves, with management and with other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

Compensation Committee

        The members of the Compensation Committee are Mr. Todd Adams (Chair as of March 12, 2014), Mr. Timothy Walsh and Mr. John D. Bowlin. All members of the Compensation Committee meet all applicable independent standards under the NYSE corporate governance standards and applicable SEC and IRS rules.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee determines the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

        The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our CEO in light of those objectives.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Pearl Meyer & Partners, LLC was engaged by the independent Compensation Committee since November 2011 to obtain independent information, analysis and recommendations respecting compensation matters. In its capacity as outside and independent compensation consultant, Pearl Meyer reports directly to the Compensation Committee.

        The Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

        The Compensation Committee determined that during the course of Pearl Meyer's engagement by the Committee that Pearl Meyer was independent.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee formally met seven (7) times in 2013, and members of the Compensation Committee also met informally amongst themselves, with management and with other members of the Board and Pearl Meyer from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Mr. Stephen Murray (Chair), Mr. Robert D. Dixon, Mr. Bennett Morgan and, as of March 12, 2014, Mr. John D. Bowlin. The Nominating and Corporate Governance Committee consists of all independent directors within the meaning of the NYSE corporate governance standards and applicable SEC rules.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors, including matters relating to risk oversight. Specifically, going forward the Nominating and Corporate Governance Committee conducts an annual assessment of the Company's Code of Ethics and Business Conduct, and assesses compliance matters, ethics and training programs and certain other relevant legal and regulatory requirements as part of periodic updates from the Company's management.

        The Nominating and Corporate Governance Committee formally met four (4) times in 2013, but members of the Nominating and Corporate Governance Committee met informally amongst themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members.

 Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.

Stockholder Nominations

        Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Nominating and Corporate Governance Committee, S45 W29290 Hwy 59, Waukesha, Wisconsin 53189. A stockholder's nomination must be received by the Company's Secretary (i) no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2015 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the Board in fulfilling the Board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board. In March 2014, an incentive plan risk assessment was performed. The Company has reviewed its compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

Board of Directors Leadership Structure

        The Board elected Timothy Walsh as non-executive Chairman of the Board on July 19, 2013. This position is independent from management. Mr. Walsh has served as a director of the Company since 2006, and previously served as Lead Director of the Board between the time of the Company's initial public offering and April 2013. The non-executive Chairman of the Board sets the agendas for and presides over the Board meetings as well as meetings of the independent directors. Prior to Mr. Walsh's appointment as non-executive Chairman of the Board, the position of non-executive Chairman of the Board was held by Timothy W. Sullivan, who resigned from the Board of Directors in July 2013. The Company's President and Chief Executive Officer, Aaron Jagdfeld, also serves as a member of the Board. The Board believes that this leadership structure is appropriate because it helps to promote greater communication between management and the directors. It also increases the directors' understanding of management decisions and Company operations and provides an additional layer of independent oversight of the Company.

        Stockholders and other parties interested in communicating directly with Mr. Walsh as non-executive Chairman of the Board may do so by writing to Mr. Walsh, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. Additionally, stockholders and other parties interested in communicating directly with any other independent members of the Board, whether individually or as a group, may do so by writing to that director(s) or the Board of Directors, respectively, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

 Attendance at Meetings

        It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member. All of the then members of the Board of Directors then in office attended our 2013 Annual Meeting of Stockholders.

        In 2013, the Board of Directors held eight (8) meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" or web transmission operated by an independent party. Our Whistleblower Policy can be found on the Company's website at www.generac.com.

        Stockholders and other parties interested in communicating directly with Mr. Barry J. Goldstein, as Chairman of the Audit Committee, may do so by writing to Mr. Goldstein, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. The Code is posted on our website at www.generac.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines and Principles

        We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors, and greater than ten percent stockholders, are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2013 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, with the one exception of one Form 4 reporting a single transaction which was inadvertently filed one business day late by each of Messrs. Adams, Bowlin, Dixon, Lampereur, Morgan, Murray, Ramon and Walsh on March 17, 2014.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Messrs. Todd Adams, John D. Bowlin and Timothy Walsh. No member of the Compensation Committee was, during 2013 or previously, an officer or employee of Generac or its subsidiaries. In addition, during 2013, there were no Compensation Committee interlocks required to be disclosed.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our Board of Directors, each nominee for election as a director, and each of our named executive officers; and

  •
  all members of our Board of Directors and our executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Except as noted by footnote, all stockholdings are as of April 17, 2014 and the percentage of beneficial ownership is based on 68,862,121 shares of common stock outstanding as of April 17, 2014. Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Name and address of beneficial owner	Number of shares	Percentage of shares
Principal stockholders
FMR, LLC(1)	10,283,385	14.9%
Baron Capital Group, Inc.(2)	4,796,658	7.0%
The Vanguard Group(3)	4,048,795	5.9%
BlackRock, Inc.(4)	3,951,036	5.7%
Columbia Wanger Asset Management, LLC(5)	3,805,000	5.5%
JPMorgan Chase & Co.(6)	3,543,649	5.1%
Directors and Named Executive Officers(7)
Aaron Jagdfeld	1,375,766	2.0%
York Ragen	198,235	0.3%
Dawn Tabat	637,679	0.9%
Terrence Dolan	86,269	0.1%
Russell Minick	54,711	*
Timothy Walsh	6,945	*
Stephen Murray	6,945	*
John Bowlin	70,863	0.1%
Barry Goldstein	25,404	*
David Ramon	20,327	*
Robert Dixon	5,000	*
Todd Adams	1,252	*
Bennett Morgan	1,251	*
Andrew Lampereur	840	*
Ralph Castner	0	*
All members of the Board of Directors and executive officers as a group (18 persons)	2,717,431	3.9%

*
Less than 0.1%

(1)
Based on information obtained from Amendment No. 1 to Schedule 13G filed by FMR LLC on February 14, 2014. According to that report, FMR LLC possesses sole power to vote or to direct the voting of 593,888 of such shares and possesses sole power to dispose or to direct the disposition of 10,283,385 of such shares. In addition, according to that report, FMR LLC's business address is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based on information obtained from Amendment No. 3 to Schedule 13G filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron (collectively, "Baron Capital") on February 14, 2014. According to that report, Baron Capital possesses shared power to vote or to direct the voting of 4,298,691 of such shares and possesses shared power to dispose or to direct the disposition of 4,796,658 of such shares. In addition, according to that report, Baron Capital's business address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(3)
Based on information obtained from Schedule 13G filed by The Vanguard Group on February 11, 2014. According to that report, The Vanguard Group possesses shared power to dispose or to direct the disposition of 76,012 of such shares and possesses sole power to vote or to direct the voting of 81,112 of such shares and possesses sole power to dispose or to direct the disposition of 3,972,783 of such shares. In addition, according to that report, The Vanguard Group's business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based on information obtained from Schedule 13G filed by BlackRock, Inc. on January 29, 2014. According to that report, BlackRock, Inc. possesses sole power to vote or to direct the voting of 3,759,957 of such shares and possesses sole power to dispose or to direct the disposition of 3,951,036 of such shares. In addition, according to that report, BlackRock, Inc.'s business address is 40 East 52nd Street, New York, New York 10022.

(5)
Based on information obtained from Schedule 13G filed by Columbia Wanger Asset Management, LLC ("Columbia") on February 6, 2014. According to that report, Columbia possesses sole power to vote or to direct the voting of 3,536,000 of such shares and possesses sole power to dispose or to direct the disposition of 3,805,000 of such shares. In addition, according to that report, Columbia's business address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(6)
Based on information obtained from Schedule 13G filed by JPMorgan Chase & Co. ("JPMorgan") on January 28, 2014. According to that report, JPMorgan possesses shared power to vote or to direct the voting of 3,605 of such shares and possesses shared power to dispose or to direct the disposition of 9,205 of such shares and possesses sole power to vote or to direct the voting of 3,427,745 of such shares and possesses sole power to dispose or to direct the disposition of 3,534,444 of such shares. In addition, according to that report, JPMorgan's business address is 270 Park Avenue, New York, NY 10017.

(7)
With respect to Messrs. Jagdfeld and Ragen, Ms.Tabat and Messrs. Dolan and Minick, the number of shares beneficially owned includes 731,452, 117,888, 106,392, 43,239, and 4,744 shares respectively, which may be acquired pursuant to options issued under the Omnibus Plan because such options are exercisable within 60 days. The number of shares beneficially owned by Messrs. Murray and Walsh is the total shares they may be deemed to be beneficial owners of as a consequence of their being members of a CCMP investment committee.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) describes our executive compensation program. It provides an overview of the 2013 compensation for the following named executive officers and how the Compensation Committee made its decisions.

Named Executive Officer	Title
Mr. Aaron Jagdfeld	President, Chief Executive Officer & Director
Ms. Dawn Tabat	Executive Vice President, Community & External Relations
Mr. York Ragen	Chief Financial Officer
Mr. Russell Minick	Executive Vice President, Residential
Mr. Terrence Dolan	Executive Vice President, Commercial & Industrial

EXECUTIVE SUMMARY

  2013 Business Highlights

        In 2013, by continuing to focus on our "Powering Ahead" strategic plan and long-term growth objectives, Generac had another record year of financial results. Our commitment to innovation and superior execution enabled us to generate stronger-than-expected revenue and free cash flow, allowing us to continue to focus on the growth and sustainability of our businesses. Our continuing focus on operational excellence also contributed to significant reductions in warranty costs, favorably impacting our Adjusted EBITDA margins over 2012. We completed the strategic acquisitions of Tower Light and Baldor Generators, furthering our global expansion and strengthening our position in these businesses. We grew our residential dealer base to more than twice the size of our nearest competitor, giving significant competitive advantage and increasing our brand position in the backup power industry. We also manufactured and sold our millionth home standby generator—a significant milestone for our business.

        The following key financial measures highlight our performance results over the last three years. These are measures that are meaningful to our business strategy and stockholders, and have a direct impact on the compensation paid to our named executive officers:

Total Net Sales (in millions of US$)	Adjusted EBITDA* (in millions of US$)

Total Shareholder Return+	Cash Flow from Operations (in millions of US$)

*
A full discussion of our use of non-U.S. GAAP measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in pages 18-22 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

+
Total Shareholder return reflects the price appreciation of Generac shares along with the assumption of special dividends being reinvested to calculate a total return to shareholders expressed as an annualized percentage.

  "Say on Pay" Vote and Changes for 2013/2014

        Each year, we consider the result of the "say-on-pay" vote cast by our stockholders as we evaluate our executive compensation program. In 2013, approximately 99% of those who voted approved the compensation of Generac's named executive officers. We interpret this strong level of support as affirmation of the current design, purposes and direction of our compensation programs. As a result, we did not make any significant plan design changes in 2013.

        However, as our business continues to grow, we are committed to the continuous improvement of our executive compensation program to ensure alignment with our long-term business strategy, market best practices, stockholder interests and sound governance practices. To this end, the Compensation Committee approved several important refinements to our program in 2013:

What's New	Rationale for Change
Compensation Philosophy	Ensuring we have a framework that supports the design of a market-competitive executive compensation program is critical to the overall success of our evolving business. In 2013, we refined our compensation philosophy to clearly define the objectives of our program and its supporting pay elements (see "Philosophy and Objectives" on page 24).
Compensation Peer Group

Since our initial public offering in 2010, the Compensation Committee has relied on general manufacturing industry data when reviewing compensation matters and making decisions about executive pay. However, in 2013, the Compensation Committee approved a new peer group consisting of 19 companies that provides a view of companies that we believe approximate the scope, size and complexity of our business (see "Assessing External Market Practice" on page 26).

Pay for Performance Linkage

Linking executive compensation with increases in stockholder value is a core element of our restated compensation philosophy. To this end, during 2013, the Compensation Committee evaluated the usage of performance shares to the long-term incentive program and determined that starting in 2014 performance shares would be added to continue strengthening the alignment between pay and performance (see "Long-Term Incentives" on page 28-29).

2013 Total Direct Compensation At-A-Glance

        The following summarizes the 2013 elements of total direct compensation (base salary, annual bonus and long-term incentives) for each of the named executive officers:

Named Executive Officer	Base Salary		Annual Performance Bonus Plan	Long Term Incentives*
Mr. Aaron Jagdfeld	$624,800		$1,237,104	$1,500,229
Ms. Dawn Tabat	$450,000	(1)	$384,300	$—
Mr. York Ragen	$349,526		$432,538	$417,360
Mr. Russell Minick	$360,512		$437,121	$409,616
Mr. Terrence Dolan	$324,450		$373,118	$374,255

*
Value at February 2013 grant date.

(1)
Ms. Tabat's base salary was reduced to $220,000 on 9/30/2013 as a result of a change in responsibilities. Ms. Tabat served as an executive officer through the end of December 31, 2013 and remains employed by the Company.

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

  Philosophy and Objectives

        We believe that the compensation program for our executives should directly support the achievement of specific annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our stockholders. We also believe that stockholders are best served when we are able to attract and retain high caliber executive talent. To that end, we offer competitive base salary, as well as annual and longer-term incentive opportunities, which encourage specific performance and reward the successful efforts of our executives. Within this context, the three major objectives for our executive compensation program are:

  •
  Alignment:  Link executive compensation with increases in stockholder value, as well as align stockholder and executive interests by requiring meaningful executive stock ownership levels.

  •
  Motivation:  Motivate executives to be accountable for achievement of our strategic and financial objectives.

  •
  Retention and Attraction:  Retain and attract senior executives, as well as other management personnel, by offering market competitive levels of compensation and incentive upside opportunity.

        To achieve these objectives, we have structured a compensation program that provides our executives with the following:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Reflects position responsibilities, competitive market rates, strategic importance of the position and individual experience.
Annual Performance Bonus Plan	Cash (Variable)

Rewards achievement of Generac's annual financial goals as defined by the Compensation Committee and other qualitative and quantitative performance objectives as determined by the Compensation Committee.

Long-Term Incentives	Equity (Variable)	Rewards outstanding performance with incentives that focus our executive team on creating stockholder value over the long term.

        Generally, the total direct compensation of Generac, including base pay, annual bonus and long term incentives, is performance based and market driven. The Compensation Committee believes this construct results in a fair level of pay for target performance, and an above market opportunity if the executive team builds share value in a sustainable way. We intend to target cash compensation (base salary and annual bonus) around the median of our compensation peer group, taking into account the relative responsibilities of our executives. In general, we intend to target long-term incentives above the median and up to the 75th percentile of market to encourage the sustainability of the business and drive long-term stockholder value creation. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

Pay Mix

        The charts below show that most of our named executives' total direct compensation is variable (approximately 80% for our CEO and an average of 74% for our other named executives) based upon actual fiscal year 2013 compensation:

HOW COMPENSATION DECISIONS ARE MADE

  Role of the Compensation Committee and Management

        The Compensation Committee, composed solely of independent directors, is responsible for making executive compensation decisions for the named executive officers. The Compensation Committee works very closely with its independent compensation consultant, Pearl Meyer & Partners ("PM&P") and management to examine pay and performance matters throughout the year.

        Each year, the CEO and Chief Financial Officer establish a budget, which is approved by the Board of Directors. The budget establishes sales targets and other performance-related goals, which gives the Compensation Committee a basis for reviewing and setting the goals and objectives related to the compensation of the named executive officers. During this review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers our prior performance and our relative stockholder return and sets the compensation levels of the named executive officers based on that evaluation. The Compensation Committee also uses market data to determine appropriate total direct compensation levels (consisting of base salary, annual bonus and long-term incentives) for the named executive officers (see "Assessing External Market Practice" on page 26 for more information). Finally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the named executive officers' performance from the perspective of our core values, which include practicing integrity, driving innovation, operational excellence, developing employees, and environmental stewardship.

        The CEO and Vice President, Human Resources may also provide the Compensation Committee with additional analyses and recommendations that reflect such factors as level of experience, time in the position and applicable skill set as to the compensation of the named executive officers, although neither the CEO nor the Vice President, Human Resources makes recommendations with respect to his or her own compensation.

  The Role of the Independent Consultant

        The Compensation Committee engaged PM&P as its independent compensation consultant since November of 2011. PM&P provided the Compensation Committee with compensation data with respect to similarly sized manufacturing companies which was used to make compensation decisions for 2012 and 2013. In 2013 PM&P consulted with the Compensation Committee regarding base pay, developing a peer group, and long-term incentive plan design for 2014 along with a variety of other compensation-related topics. The Compensation Committee has assessed the independence of PM&P pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent PM&P from independently advising the Compensation Committee.

  Assessing External Market Practice

        Attracting and retaining high caliber executive talent is a critical part of our pay philosophy and leadership strategy. Therefore, integral to our approach for setting compensation levels is ensuring we have a competitive pay framework. To support this objective, we compare our executive compensation levels with the compensation paid to executives in our compensation peer group. Peer group membership is reviewed annually by the Compensation Committee. We use the compensation peer group data as a reference point, along with published survey data and other reference points, to determine market median for executive pay.

        The Compensation Committee has generally targeted total cash compensation for our named executive officers around the market median, and it has targeted long-term incentives above the market median, with the goal of setting total direct compensation at or above the market median. However, annual incentive opportunity is set such that if the Company achieves outstanding financial performance in a particular year, total cash compensation can be above the market median. In 2013, the Compensation Committee examined the practices of the following 19 companies that we believe most closely approximate the size, scope and complexity of our business:

•Actuant Corp.	•Briggs & Stratton Corp.	•Harley Davidson, Inc.	•Nordson Corp.	•Snap-On, Inc.
•Acuity Brands, Inc.	•Enpro Industries, Inc.	•Hubbell, Inc.	•Regal Beloit Corp.	•Toro Co
•Ametek, Inc.	•Franklin Electric Co, Inc.	•Idex Corp.	•Rexnord Corp.	•Watts Water Technologies, Inc.
•Blount International, Inc.	•Graco, Inc.	•Lennox International, Inc.	•AO Smith Corp.

2013 EXECUTIVE COMPENSATION PROGRAM DECISIONS

  Base salary

        The Compensation Committee reviews and approves base salary levels at the beginning of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, published survey data and other factors including the individual's role and performance and are intended to more closely align pay with market-competitive levels.

Named Executive Officer	2012 Base Salary	2013 Base Salary	% Change
Mr. Aaron Jagdfeld	$543,989	$624,800	14.9%
Ms. Dawn Tabat	$450,000	$450,000	0	%(1)
Mr. York Ragen	$298,217	$349,526	17.2%
Mr. Russell Minick	$350,012	$360,512	3.0%
Mr. Terrence Dolan	$313,197	$324,450	3.6%

(1)
Ms. Tabat's base salary was reduced from $450,000 to $220,000 on 9/30/2013, a reduction in pay of 51.1%, as a result of a change in responsibilities. Ms. Tabat served as a named executive officer through the end of December 31, 2013 and remains employed by the Company.

        In February of 2014, the Compensation Committee sought to further recognize the contributions of Mr. Jagdfeld and Mr. Ragen and the fact that their respective compensation continued to lag market. The Compensation Committee approved an increase for Mr. Jagdfeld to bring his base salary to $750,000, and an increase for Mr. Ragen to bring his base salary to $365,000. Mr. Minick's base pay increased to $375,000.

  Annual Performance Bonus Plan

        Under the Annual Performance Bonus Plan the Compensation Committee approved the 2013 Executive Management Incentive Plan. The annual bonus is paid in cash. For 2013, the Compensation Committee established each named executive officer's target and maximum bonus opportunity as a percentage of base salary as follows:

Named Executive Officer	Target Bonus as a % of Base Salary	Maximum Bonus as a % of Base Salary
Mr. Aaron Jagdfeld	75%	200%
Ms. Dawn Tabat	50%	125%
Mr. York Ragen	50%	125%
Mr. Russell Minick	50%	125%
Mr. Terrence Dolan	50%	125%

The overall annual bonus is comprised of two components:

  •
  Seventy-five (75%) percent is based on the Company's performance against the Adjusted EBITDA goal and calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3). The Adjusted EBITDA target goal for 2013 was $313.5 million as compared to the 2012 target goal of $219 million, representing 43% year-over-year growth. Achievement of the Adjusted EBITDA target goal would have resulted in a 1.8 multiple to the target bonus. The multiplier was used in the bonus calculation to determine the actual bonus payment with a multiple of (0) for achieving less than $270 million Adjusted EBITDA, multiple of (1) for achieving Adjusted EBITDA of $295 million, a multiple of (2) for achieving $315 million Adjusted EBITDA, and a multiple of (3) for achieving $330 million Adjusted EBITDA.

  •
  Twenty-five (25%) percent is based on the achievement of individual goals. For 2013, individual goals for each named executive officer were based on growing the residential market, increasing industrial market share, geographic expansion (organic and inorganic), achieving the 2013 financial budget of $313.5 million in Adjusted EBITDA, and numerous other goals related to product and organizational development. Individual performance bonuses may be paid only if the Company achieves a threshold of $275 million Adjusted EBITDA for the year.

  2013 Annual Performance Bonus Plan Results

        For 2013, actual Company Adjusted EBITDA was $402.6 million. This resulted in the financial performance portion of the award being paid at maximum, based on the Company's outstanding performance. Award levels for each named executive officer were as follows:

Executive	Individual Performance Portion of Bonus	Target Adjusted EBITDA Portion of Bonus	Total Bonus
Mr. Aaron Jagdfeld	$299,904	$937,200	$1,237,104
Ms. Dawn Tabat	$29,925	$354,375	$384,300
Mr. York Ragen	$104,858	$327,681	$432,538
Mr. Russell Minick	$99,141	$337,980	$437,121
Mr. Terrence Dolan	$68,946	$304,172	$373,118

        The Compensation Committee maintains its discretion to make downward adjustment of annual performance bonuses, regardless of the outcome under incentive bonus formulas.

        For 2014, the target and maximum bonus opportunities for Mr. Jagdfeld and the other named executive officers remain at 2013 levels.

  Long-Term Incentives

        Generac believes that equity awards and other forms of long-term incentive compensation are a critical component of a competitive, comprehensive executive compensation program. Consequently, pursuant to the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan (the "2010 Equity Incentive Plan"), the Company has made annual equity awards to its NEOs since 2012.

        Our long-term incentive program is designed to reward our executives for their contribution to the Company's long-term growth and performance, and to better align the interests of our named executive officers with those of our stockholders. In addition, our long-term awards are used to attract and retain critical employee talent by providing a competitive market-based opportunity.

        To achieve these objectives, our long-term incentive plan provides for the ability to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. In 2013, a combination of stock options and restricted stock were granted to the named executive officers pursuant to the 2010 Equity Incentive Plan, as follows:

  •
  Two-thirds of the award was granted in the form of stock options, with those options vesting equally over the four anniversaries immediately following the date of grant.

  •
  One-third of the award was granted in the form of restricted stock, with those shares of vesting ratably over a three year period.

        For 2013, the award grants were as follows:

Executive	Value of Stock Options(1)	Value of Time Vested Restricted Stock(2)	Total Value of 2013 Long Term Incentive Grants
Mr. Aaron Jagdfeld	$1,125,221	$375,008	$1,500,229
Ms. Dawn Tabat(3)	$—	$—	$—
Mr. York Ragen	$313,034	$104,326	$417,360
Mr. Russell Minick	$307,205	$102,411	$409,616
Mr. Terrence Dolan	$280,686	$93,569	$374,255

(1)
Value of time-vested stock options at March 2013 grant date.

(2)
Value of time-vested restricted stock at March 2013 grant date.

(3)
Ms. Tabat did not receive a 2013 equity award.

        The named executive officers also hold shares of restricted stock, granted in 2012, that are subject to performance conditions which, if achieved, will accelerate vesting. This special grant was intended to encourage certain growth goals during its three-year performance period (2012-2014). Specifically, if certain average annual sales and EBITDA margin goals for the three-year period performance period are achieved, the shares will vest at the end of the performance period. However, if they are not met, half of the shares (50%) will vest at the end of the fourth year following the date of grant, with the remaining half (50%) vesting at the end of the fifth year following the date of the grant. The average annual sales goals and EBITDA goals were set at a level, given business conditions at the time the awards were granted, that was designed to be challenging but achievable with strong management performance.

New for 2014: Performance Shares

    Effective in 2014, the Compensation Committee decided to further the use of performance-based awards in the long-term incentive (LTI) program. This decision was the result of the Compensation Committee's desire to better align executive pay and Company performance and a response to stockholders who also wanted to see stronger pay for performance alignment. Consequently, the 2014 long-term incentive awards received by the named executive officers were comprised 25% of performance shares, in addition to 50% stock options and 25% restricted stock.

    Each performance share has a value equal to a share of GNRC common stock and the number of shares that can be earned is contingent upon Company performance over a three-year performance period, 2014 - 2016, against goals approved by the Compensation Committee.

        Accordingly, named executive officers may earn from 0% to 200% of their target performance share awards based on the achievement of specified revenue growth and EBITDA margin goals.

OTHER PRACTICES, POLICES & GUIDELINES

  Stock Ownership Guidelines

        The Compensation Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company's officers and directors with those of Generac's stockholders by requiring participants to establish and maintain a permanent minimum ownership position in Company stock, and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Compensation Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrates a commitment to and belief in the long-term strategic direction of Generac.

        Accordingly stock ownership guidelines have been established for the Company's officers and directors. In 2013 a total of 34 individuals, including all of the named executive officers, were covered under this stock ownership policy as follows:

Position/Level	Multiple of Salary Requirement
CEO	4.0X annual base pay
Directors	3.0X annual equity compensation
CFO, COO, EVP & SVP	2.0X annual base pay
Vice Presidents	1.0X annual base pay

        Participants are expected to build ownership value over time as a result of their performance and participation in the Company's equity compensation programs. Under the guidelines, no time period is specified for compliance. The following retention ratios will apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than 5 years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Compensation Committee will assess progress towards meeting the guidelines on an annual basis.

        Directors have five years to meet their minimum ownership requirement.

  Trading and Pledging Restrictions

        Under our insider trading policy, it is against Company policy for executive officers or directors to engage in speculative transitions in Company securities. Specifically, it is against Company policy for executive officers to trade in puts or calls in Company securities or sell Company securities short. In addition, it is against Company policy for executive officers to pledge Company securities or hold Company securities in margin accounts.

  Benefits and Perquisites

        Generac does not provide for special medical, dental, insurance or disability benefits for the named executive officers. In addition, Generac does not allow for tax gross-ups, either directly or indirectly, or special perquisites for any of the named executive officers.

  Retirement Plans

        We provide retirement benefits to certain named executive officers under the terms of the Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan (the "Plan"). The Plan is a tax qualified defined benefit pension plan. The Plan was frozen effective December 31, 2008, resulting in a cessation of all future benefit accruals under the Plan. The named executive officers participate in the Plan on the same terms as our other participating employees.

        The named executive officers are also eligible to participate in the Generac Power Systems, Inc. Employees 401(k) Savings Plan on the same terms as other participating employees.

REPORT OF THE COMPENSATION COMMITTEE

        Our Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Todd Adams, Chair Timothy Walsh John D. Bowlin

 2013 Summary Compensation Table

        The following table shows compensation information for 2011, 2012 and 2013 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value ($)(2)	All other compensation ($)(3)	Total ($)
Aaron Jagdfeld	2013	600,524	—	375,008	1,125,221	1,237,104	—	46,516	3,384,373
President, Chief Executive	2012	543,989	—	1,500,019	750,011	1,024,031	44,227	41,442	3,903,719
Officer & Director	2011	500,000	—	—	—	701,250	40,045	31,984	1,273,279
York Ragen	2013	339,897	—	104,326	313,034	432,538	—	22,947	1,212,742
Chief Financial Officer	2012	298,217	—	428,023	214,009	372,000	5,997	16,924	1,335,170
	2011	280,362	—	—	—	186,533	5,433	21,286	493,614
Dawn Tabat(4)	2013	392,027	—	—	—	332,055	—	15,276	739,358
Executive Vice President	2012	450,000	—	—	—	384,300	151,111	36,417	1,021,828
Community & External Relations	2011	450,000	—	—	—	292,950	153,400	30,680	927,030
Russell Minick	2013	358,499	—	102,411	307,205	437,121	—	2,965	1,208,201
Executive Vice President	2012	350,012	—	525,007	262,510	428,765	—	—	1,566,294
Residential	2011	126,580	75,000	216,004	504,006	34,738	—	11,635	967,963
Terrence Dolan	2013	322,638	—	93,569	280,686	373,118	—	4,960	1,074,971
Executive Vice President	2012	313,197	—	450,006	225,002	385,875	—	—	1,374,080
Commercial & Industrial	2011	265,922	—	50,002	190,007	166,500	—	5,160	677,591

(1)
The amounts reported for 2013 represent the aggregate grant date fair value for awards of restricted stock and stock options and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company's stock price performance and the period of service of the executive.

(2)
The change in pension value for 2013 was a decrease of $44,832, $6,072 and $87,599 for Mr. Jagdfeld, Mr. Ragen and Ms. Tabat, respectively.

(3)
All other compensation represents the employer matching contributions and employer non-elective contributions of the defined contribution plan and cash payouts of unused vacation. Included in the number for Mr. Jagdfeld is $31,240 for unused 2013 vacation time. Included in the total for Mr. Ragen is $12,771 for unused 2013 vacation time.

(4)
Ms. Tabat's base salary was reduced to $220,000 on 9/30/2013 as a result of a change in responsibilities. Ms. Tabat served as an executive officer through the end of December 31, 2013 and remains employed by the Company.

 Grants of Plan-Based Awards in 2013

        The following table indicates potential cash incentive compensation under our Incentive Compensation Plan based on 2013 performance and equity awards granted in 2013 under our 2010 Equity Incentive Plan.

		Possible payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)(2)	All other option awards: number of securities underlying options (#)(3)
							Exercise or base price of option awards ($/sh)(4)	Grant date fair value of stock and option awards ($)
me	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Aaron Jagdfeld	—	93,720	468,600	1,249,600	—	—	—	—
	3/14/13	—	—	—	10,773	—	—	375,008
	3/14/13	—	—	—	—	69,501	$29.81	1,125,221
York Ragen	—	34,953	174,763	436,908	—	—	—	—
	3/14/13	—	—	—	2,997	—	—	104,326
	3/14/13	—	—	—	—	19,335	$29.81	313,034
Dawn Tabat	—	39,203	196,014	49,034	—	—	—	—
Russell Minick	—	36,051	180,256	450,640	—	—	—	—
	3/14/13	—	—	—	2,942	—	—	102,411
	3/14/13	—	—	—	—	18,975	$29.81	307,205
Terrence Dolan	—	32,445	162,225	405,563	—	—	—	—
	3/14/13	—	—	—	2,688	—	—	93,569
	3/14/13	—	—	—	—	17,337	$29.81	280,686

(1)
Under the Annual Performance Bonus Plan, the Compensation Committee approved a 2013 Executive Management Incentive Plan. For additional information regarding the Annual Performance Bonus Plan, please see the Compensation Discussion and Analysis.

(2)
Represents an award of restricted stock, vesting in equal installments on each anniversary of the date of grant over three years.

(3)
Represents an award of stock options, vesting 25% on each anniversary of the date of grant over four years.

(4)
The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating these amounts.

2013 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2013:

	Option Awards					Stock Awards
											Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

									Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)

								Market value of shares or units of stock that have not vested ($)
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable				Number of shares or units of stock that have not vested (#)

				Option Exercise price ($)(11)
					Option expiration date

Name
Aaron Jagdfeld	487,275	451,516	(1)	$2.00	02/10/20	—		—	—		—
	15,522	46,565	(4)	$15.94	02/24/22	9,280	(7)	525,619	—		—
	—	—		—	—	—		—	41,760	(8)	2,365,286
	—	69,501	(9)	$29.81	03/14/23	10,773	(10)	610,183	—		—
York Ragen	52,098	104,196	(1)	$2.00	02/10/20	—		—	—		—
	4,429	13,287	(4)	$15.94	02/24/22	2,648	(7)	149,983	—		—
	—	—		—	—	—		—	11,916	(8)	674,922
	—	19,335	(9)	$29.81	03/14/23	2,997	(10)	169,750	—		—
Dawn Tabat	54,294	104,196	(1)	$2.00	02/10/20	—		—	—		—
Russell Minick	—	33,779	(2)	$6.15	08/22/21	12,595	(5)	713,381	—		—
	—	16,298	(4)	$15.94	02/24/22	3,248	(7)	183,967	—		—
	—	—		—	—	—		—	14,616	(8)	827,850
	—	18,975	(9)	$29.81	03/14/23	2,942	(10)	166,635	—		—
Terrence Dolan	—	52,098	(1)	$2.00	02/10/20	—		—	—		—
	4,100	12,298	(3)	$6.75	05/17/21	2,817	(6)	159,555	—		—
	—	13,969	(4)	$15.94	02/24/22	2,784	(7)	157,686	—		—
	—	—		—	—	—		—	12,528	(8)	709,586
	—	17,337	(9)	$29.81	03/14/23	2,688	(10)	152,248	—		—

(1)
These options were granted on February 10, 2010, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(2)
These options were granted on August 22, 2011, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(3)
These options were granted on May 17, 2011, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(4)
These options were granted on February 24, 2012, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(5)
Represents an award of restricted stock that vests on August 22, 2014.

(6)
Represents an award of restricted stock that vests on May 17, 2014.

(7)
Represents an award of restricted stock granted February 24, 2012, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(8)
Represents an award of restricted stock with performance vesting granted February 24, 2012, and vests in equal installments on each of the fourth and fifth year anniversaries, or if performance goals relating to 2012-2014 net sales and margins are met, vests 100% on the third anniversary of the grant date.

(9)
These options were granted on March 14, 2013, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(10)
Represents an award of restricted stock granted March 14, 2013, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(11)
In connection with the Company's June 2012 $6.00/share special dividend and June 2013 $5.00/share special dividend, our Board of Directors reduced the exercise prices of these options by the amount of the dividend in accordance with the Plan provisions. The exercise price reported in this table represents the exercise price after adjusting for such dividend.

Option Exercises and Stock Vested in 2013

        The following table sets forth information regarding option exercises and the vesting of stock awards during 2013 for our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Jagdfeld, Aaron	120,000	$4,321,800	114,015	$4,589,526
Ragen, York	—	—	23,199	$931,500
Tabat, Dawn	34,000	$961,860	—	—
Dolan, Terrence	30,706	$789,015	11,236	$446,519
Minick, Russell	27,953	$949,066	1,624	$55,752

(1)
The actual shares issued using the net share settlement exercise method were 69,836, 17,939, 14,995, and 14,947 for Mr. Jagdfeld, Ms. Tabat, Mr. Dolan and Mr. Minick, respectively.

(2)
The actual shares received after withholding shares using the net share settlement method to cover the tax liability resulting from the vesting of such shares were 66,953, 15,271, 7,350, 989 for Mr. Jagdfeld, Mr. Ragen, Mr. Dolan and Mr. Minick, respectively.

 Pension Benefits for 2013

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	14	$177,645	—
York Ragen	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	3	24,147	—
Dawn Tabat	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	36	1,233,119	—
Russell Minick	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	0	—	—
Terrence Dolan	Generac Power Systems, Inc. Salaried, Technical & Clerical Employees Pension Plan	0	—	—

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 4.98%. The post retirement mortality assumption is based on the PPA 2013 Annuitant Mortality for Males or Females, as appropriate. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. See Note 9—Benefit Plans to our consolidated financial statements in the 2013 Annual Report on form 10-K for more information.

Employment Agreements and Severance Benefits

        Mr. Jagdfeld and Ms. Tabat are each subject to an employment agreement with the Company. Mr. Jagdfeld's term of employment will end on January 14, 2015, and Ms. Tabat's employment agreement was amended in November 2012 to extend the term of employment through November 10, 2013, unless either term of employment is terminated at an earlier time.

        Pursuant to Mr. Jagdfeld's employment agreement, he is entitled to an annual base salary of $500,000, which amount may be increased by our Compensation Committee in its discretion. Mr. Jagdfeld's employment agreement further provides that he is eligible to receive an annual bonus in accordance with our Annual Performance Bonus Plan and his target annual bonus is equal to 75% of his base salary. In February of 2014, the Committee approved an increase to bring his base salary to $750,000.

        Pursuant to Ms. Tabat's employment agreement, she is entitled to an annual base salary of $450,000, which amount may be increased by our Compensation Committee in its discretion. Ms. Tabat's employment agreement further provides that she is eligible to receive an annual bonus in accordance with our Annual Performance Bonus Plan and her target annual bonus is equal to 35% of her base salary. This amount was raised to 50% in February 2013. In the event either Mr. Jagdfeld or Ms. Tabat's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.In September 2013, pursuant to mutual agreement, Ms. Tabat's employment agreement was permitted to expire and she accepted another position at Generac. Ms. Tabat is not subject to a change-in-control agreement.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his/her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his or her performance or the reputation or best interests of the Company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of January 14, 2010; (d) a requirement by us that the executive be based in an office that is 50 miles more than his principal place of employment as of January 14, 2010; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to each employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld's employment for Cause, or if the executive terminates his employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld's employment without Cause or if the executive terminates his employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, and (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date.

        The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld if we had terminated Mr. Jagdfeld's employment agreement without Cause on December 31, 2013 or if he terminated his employment agreement for Good Reason:

Executive	Severance Period	Salary	2X Target Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
Aaron Jagdfeld	24 months	$1,249,600	$937,200	$31,045	$59,188,281	$61,406,126

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $56.64 per share on December 31, 2013 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $56.64 per share on December 31, 2013 and (ii) the number of unvested option shares that would vest following termination

        Simultaneously with the execution of Mr. Jagdfeld's employment agreement, we entered into a confidentiality, non-competition and intellectual property agreement, or Restrictive Covenant Agreement. Pursuant to the Restrictive Covenant Agreements, Mr. Jagdfeld has agreed to maintain Confidential Information (as defined in each Restrictive Covenant Agreement) in confidence and secrecy and has agreed not to compete with us or solicit any of our employees during his employment and for a period following 24 months after his termination.

        Dawn Tabat has signed a nondisclosure and noncompete agreement effective with her position change. Although they have not entered into employment agreements, Mr. Ragen, Mr. Dolan and Mr. Minick have also signed employee nondisclosure and noncompete agreements. Our salary and bonus arrangements with Mr. Ragen, Mr. Dolan and Mr. Minick are described under "—Compensation Discussion and Analysis—2013 Executive Compensation Program Decisions."

        Additionally, we entered into Change in Control Severance Agreements with Messrs. Ragen, Dolan and Minick, under which each executive is entitled to severance benefits under certain circumstances following a Change in Control. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement commenced on January 14, 2010 for Messrs. Ragen and Dolan and on October 3, 2011 for Mr. Minick and continues until one year after a Change in Control. The Compensation Committee approved the terms of these agreements which it believes to be similar to agreements prevalent within our industry and for companies of similar size and structure.

        Under the agreements, a Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who constitute our Board of Directors as of January 14, 2010 cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to 12 months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for 12 months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination. Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Dolan and Minick without Cause or if they terminated their employment for Good Reason on December 31, 2013 and such date was within the twelve-month period following a Change in Control, they would have been entitled to the amounts set forth in the following table:

Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
York Ragen	12 months	$349,526	$174,763	$17,028	$10,774,358	$11,315,675
Terry Dolan(2)	12 months	$324,450	$162,225	$17,028	$5,877,496	$6,381,199
Russ Minick	12 months	$360,512	$180,256	$17,028	$4,769,762	$5,327,558

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated by the Company without cause (or by the participant for good reason), the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $56.64 per share on December 31, 2013 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $56.64 per share on December 31, 2013 and (ii) the number of unvested option shares that would vest following termination

(2)
In addition to the Change in Control Severance, if terminated without cause per Terry Dolan's offer of employment he is eligible to receive salary and benefits for a period of 12 months. The total value of the severance is $341,478. Under the terms of his agreement, Mr. Dolan would be entitled to receive either the Change in Control Severance or the termination without cause payments, but not both.

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

2013 DIRECTOR COMPENSATION

        The following table shows compensation information for 2013 for our Board of Directors.

Name	Fees earned ($)	Stock awards ($)(1)	Total ($)
Stephen Murray	120,000	—	120,000
Timothy Walsh	211,685	—	211,685
John D. Bowlin	60,000	60,000	120,000
Barry J. Goldstein	140,000	—	140,000
David A. Ramon	60,000	60,000	120,000
Robert Dixon	60,000	60,000	120,000
Timothy Sullivan(2)	77,680	60,000	137,680
Todd Adams(2)	10,109	10,192	20,301
Bennett Morgan(2)	10,109	10,192	20,301

(1)
Represents shares received in connection with annual equity portion of compensation. The amounts indicated represent the aggregate grant date fair value for awards of stock, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial

  Statements included in our Annual Report on form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
Mr. Sullivan resigned as a member of the Board of Directors effective July 17, 2013. Mr. Adams and Mr. Morgan joined the Board of Directors effective October 31, 2013. Mr. Castner and Mr. Lampereur each joined the Board in 2014.

        As of December 31, 2013, each individual who served as an outside director during 2013 had outstanding the following number of stock awards:

Name	Stock awards (#)
Stephen Murray	5,905
Timothy Walsh	5,905
John D. Bowlin	9,956
Barry J. Goldstein	5,905
David A. Ramon	9,487
Robert Dixon	3,960
Timothy Sullivan	3,337
Todd Adams	212
Bennett Morgan	211

        Effective March 9, 2012 the director retainer fee increased from $12,500 to $15,000 per quarter and annual stock grants increased from a value of $50,000 to $60,000. The fee paid to the Chairman of the Audit Committee was increased from $3,750 to $5,000 per quarter, while the fee paid to the Chairman of the Compensation Committee remained at $2,500 per quarter. Our directors are reimbursed for out-of-pocket expenses incurred in connection with rendering board services.

        Mr. Timothy Walsh was elected non-executive Chairman of the Board in July 2013. Mr. Walsh receives an additional $180,000 per annum for his service as non-executive Chairman.

2013 Equity Compensation Plan Information at Fiscal Year-End

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,937,301	$5.74	4,506,202
Equity compensation plans not approved by security holders(1)	—	—	—

(1)
Not applicable. There were no equity compensation plans not approved by the security holders.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any 5% record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

        There were no related person transactions required to be disclosed since January 1, 2013 and no such transactions are currently proposed.

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2014. Ernst & Young LLP is currently our independent registered public accounting firm.

        Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Ernst & Young LLP ("E&Y") serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by E&Y for the years ended December 31, 2013 and 2012.

	For the Years Ended December 31,
	2013	2012
Audit fees(1)	$1,065,800	$898,100
Audit-related fees(2)	206,200	129,500
Tax fees	172,200	124,000
All other fees	—	—

Total fees	$1,444,200	$1,151,600

(1)
Audit fees in 2013 and 2012 include $244,700 and $217,700, respectively, related to financial procedures performed related to securities offerings.

(2)
Audit-related fees in 2013 relate to financial and tax due diligence procedures performed related to the acquisitions of Tower Light and the Baldor Electric Company's generator division. Audit-related fees in 2012 relate to financial and tax due diligence procedures performed related to the acquisition of Ottomotores UK Limited.

        The services provided by E&Y were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from E&Y, that the provision of such services has not adversely affected E&Y's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

        At the 2013 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2013 Annual Meeting, and our stockholders overwhelmingly approved the proposal, with more than 99% of the votes cast in favor. Previously, at the 2011 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote. Because our Board views it as a good corporate governance practice, and because at our 2011 Annual Meeting more than 98% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.

        We ask for your advisory vote on the following resolution:

  •
  "RESOLVED, that the stockholders hereby approve the compensation of Generac's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        Your Board unanimously recommends that you vote "FOR" approval of this proposal.

 PROPOSAL 4—APPROVAL OF GENERAC HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN

        At our annual stockholders' meeting, we will ask our stockholders to approve the Generac Holdings Inc. Employee Stock Purchase Plan (the "Plan"), which has been adopted by the Board of Directors, subject to stockholder approval.

Purpose of the Plan

        The purpose of the Plan is to offer employees an opportunity to purchase stock directly from the Company and to align their interests with those of our stockholders. The Plan will allow employees to purchase shares of stock through convenient payroll deductions.

Summary of the Plan

        The Plan provides employees with the opportunity to accumulate payroll deductions during monthly offering periods, which will be used to purchase Company stock at the end of each offering period. The purchase price will be equal to a percentage of the fair market value of a share of Company stock on the last day of the offering period, as determined by the Compensation Committee prior to the commencement of the offering period. In no event, however, will the purchase price be less than 85% of the fair market value of a share of Company stock at the beginning of the offering period or the end of the offering period, whichever is less, and the purchase of stock during any offering will be subject to limits imposed by Section 423 of the Code. The purchase of stock during any offering will be subject to limits imposed by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan.

        The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the full text of the Plan attached to this Proxy Statement as Appendix A. Please refer to Appendix A for a more complete description of the terms of the Plan.

Eligibility

        All employees of the Company and its participating subsidiaries (approximately 3,400) will be eligible to participate in the Plan upon being continuously employed for a period of 90 consecutive days, except for (i) highly compensated executive officers who are subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, (ii) part-time employees who work less than 20 hours per week and (iii) temporary employees who work less than five months per year. A new hire will be eligible to enroll during the next enrolment window following his or her 90th day of continuous employment.

Offering Periods

        The first offering period will commence on August 1, 2014 and will have a one-month duration. Subsequent non-overlapping offering periods will follow every month, with stock purchases occurring at the end of each offering. The Compensation Committee has the authority to change the timing and duration of future offering periods.

Participation

        Eligible employees may elect to participate in the plan by making an election to contribute a percentage of their after-tax compensation through payroll deduction. Elections must be made in whole percents, with a minimum of 1% and a maximum of 15%. The contribution election will generally be taken during an enrolment period in the month preceding the opening of the offering period. Contribution elections will be maintained for future offerings unless the employee elects to change the rate of contribution during an enrolment period or elects to withdraw from the plan. Increases to the contribution rate, or decreases to the contribution rate (other than to suspend future contributions) are not permitted outside of enrolment windows.

        Employees who take hardship withdrawals from the 401(k) will have payroll contributions suspended until the enrolment period beginning at least six months following the date of the hardship withdrawal.

Eligible Compensation

        Compensation under the Plan is defined as all base straight time salary and wages, payments for overtime and shift premiums, but excludes all other forms of compensation. Cash-based incentive compensation and sales commissions are excluded from compensation under the Plan.

Participant Accounts

        Unfunded accounts will be established for each participant to accumulate payroll deductions. No interest will accrue on a participant's payroll deductions or any other amount credited to the account. Participants will be provided with information related to account activity, including balances, payroll deductions, purchase prices and shares purchased.

Purchase of Common Stock

        At the end of an offering period, the balance of each participant's account will be used to purchase full shares of Company stock, subject to a limit of 250 shares in any single offering period, which is subject to adjustment upon certain changes in capitalization and will be proportionately increased for offering periods longer than one month. The purchase price will be equal to a percentage of the fair market value of a share of Company stock on the last day of the offering period, as determined by the Compensation Committee prior to the first day of the applicable offering period. In no event, however, will the purchase price be less than 85% of the fair market value of a share of Company stock at the beginning of the offering period or the end of the offering period, whichever is less, and the purchase of stock during any offering will be subject to limits imposed by Section 423 of the Code. Fractional shares may not be purchased, and any remaining contributions that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent offering period.

        No employee will be authorized to purchase common stock through the Plan if, immediately after the purchase, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent of the Company or any subsidiary. In addition, no participant will be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any participating subsidiary, exceeds $25,000 in fair market value, determined as of the first day of the applicable offering period (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the participant under any such plans is outstanding at any time.

        Shares of stock will be issued to participants as promptly as administratively feasible after each purchase date. The closing price of a share of Generac's common stock on the NYSE on April 17, 2014 was $57.72.

Transferability

        Shares purchased by participants under the Plan will be held in a brokerage account established for the benefit of each participant. Shares may not be transferred out of a participant's account until the later of (i) two years from the beginning of the applicable offering period and (ii) one year from the applicable purchase date. However, shares may be sold during this period.

Withdrawal and Termination of Employment

        During an offering period, an employee may elect to reduce his or her contribution to 0% or may elect to fully withdraw from the Plan at any time up to 30 days prior to the end of the offering period. If a participant requests to withdraw from the Plan, contributions made during the current offering period will be refunded in full. Partial withdrawals are not permitted.

        Upon termination of a participant's employment for any reason more than 30 days prior to the purchase date, the employee will be withdrawn from the Plan and contributions will be refunded. The purchase will proceed for participants who terminate within 30 days prior to the purchase date.

Authorized Shares

        The maximum number of shares of Company common stock that may be purchased under the Plan will be 3,000,000 shares, subject to adjustment as described in the plan document. The Company will obtain the shares purchased under the Plan on the open market. The participant shall have no interest or voting rights in shares covered by the Plan unless and until shares are issued following a purchase.

Administration

        The Plan will be administered by the Compensation Committee. Subject to the terms of the Plan, the Compensation Committee shall have the power to construe the provisions of the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Compensation Committee deems desirable. The Compensation Committee may delegate to any committee, person (whether or not an employee of the Company or a participating subsidiary) or entity any of its responsibilities or duties hereunder. The Compensation Committee may amend, terminate or suspend the Plan at any time.

Federal Tax Consequences

        The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the Plan either at the time of enrolment or at any purchase date at the end of an offering period.

        If the participant disposes of shares purchased pursuant to the Plan more than two years after the first day of the applicable offering period, or more than one year from the applicable purchase date, if later, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or (2) the percentage purchase price discount established by the Compensation Committee for the applicable offering period multiplied by the fair market value of the shares on the first day of the applicable offering period. Any gain on the disposition in excess of the amount treated as ordinary income will be long-term capital gain. The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

        If the participant disposes of shares purchased pursuant to the Plan within two years after the first day of the applicable offering period or one year after the purchase date, if later, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

        The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

New Plan Benefits

        The amounts of future purchases under the Plan are not determinable because participation is voluntary, plan contributions are discretionary, and benefits are based on future prices of Company common stock.

        Your Board unanimously recommends that you vote "FOR" approval of the Generac Holdings Inc. Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company's financial statements and management's report regarding the effectiveness of the Company's system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the Company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the committee is not itself responsible for the planning or conducting of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Ernst & Young LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2013, management's report of the effectiveness of the Company's system of internal control over financial reporting and Ernst & Young's report of the effectiveness of the Company's system of internal control over financial reporting with the Company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, as well as by SEC regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Ernst & Young LLP audited the financial records of the Company and its subsidiaries for the year ended December 31, 2013 and have served as the Company's independent registered public accounting firm since 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting and Ernst & Young's report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Barry J. Goldstein, Chair Andrew G. Lampereur David A. Ramon

 OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, Attention of Raj Kanuru, Secretary, no later than December 30, 2014, unless the date of our 2015 annual meeting is more than 30 days before or after June 11, 2015, in which case the deadline will be a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2015 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no later than the close of business on March 13, 2015 nor earlier than the close of business on February 11, 2015, unless the date of our 2015 annual meeting is more than 30 days before or 60 days after June 11, 2015, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. Any proxies solicited by the Board of Directors for the 2014 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

AARON JAGDFELD President and Chief Executive Officer

APPENDIX A

GENERAC HOLDINGS INC.
EMPLOYEE STOCK PURCHASE PLAN
(Effective August 1, 2014)

        1.    Purpose.    The purpose of this Plan is to provide eligible employees of the Company and its Participating Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other permitted contributions. Except as provided in Section 27, the Company intends that the Plan will qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code, and accordingly the Plan shall be construed consistently with such intent.

        2.    Definitions.

          2.1   "Account" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in his or her Account at all times. The Committee may create special types of Accounts and subaccounts for administrative reasons.

          2.2   "Board" shall mean the Board of Directors of the Company.

          2.3   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          2.4   "Committee" shall mean the Compensation Committee of the Board, or any person or committee authorized by the Compensation Committee to administer the Plan pursuant to Section 13.

          2.5   "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

          2.6   "Company" shall mean Generac Holdings Inc., a Delaware corporation.

          2.7   "Compensation" shall mean all base straight time salary and wages, payments for overtime and shift premiums, but excluding all other forms of compensation, such as annual incentives, commissions and bonuses.

          2.8   "Employee" shall mean an individual who renders services to the Company or to a Participating Subsidiary pursuant to an employment relationship with such employer. A person rendering services to the Company or to a Participating Subsidiary purportedly as an independent consultant or contractor, a leased employee or a temporary worker engaged through an employment agency shall not be an Employee for purposes of the Plan.

          2.9   "Enrollment Period" shall mean the period prescribed by the Committee preceding an Offering Period during which the Participant may elect to participate in such Offering Period.

          2.10 "Fair Market Value" of a share of Common Stock on a given day shall be the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported.

          2.11 "Grant Date" means the first Trading Day of each Offering Period, as determined by the Committee and announced to eligible Employees.

          2.12 "Offering Period" means the one-month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter or longer Offering Period, not to exceed 27 months in duration.

          2.13 "Participant" shall mean an Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and electing to participate in the Plan in accordance with procedures prescribed by the Company.

          2.14 "Participating Subsidiary" shall mean each Subsidiary of the Company that the Committee designates to participate in the Plan from time to time.

          2.15 "Plan" shall mean this Generac Holdings Inc. Employee Stock Purchase Plan, as amended from time to time.

          2.16 "Purchase Date" shall mean the last Trading Day of each Offering Period.

          2.17 "Purchase Price" shall mean an amount equal to a percentage of the Fair Market Value of a share of Common Stock on the Purchase Date, as established by the Committee prior to the commencement of the Offering Period; provided that in no event shall such per share Purchase Price be less than the lesser of 85% of the Fair Market Value of a share of Common Stock (i) on the Grant Date or (ii) on the Purchase Date.

          2.18 "Reserves" shall mean the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet purchased pursuant to the Plan.

          2.19 "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          2.20 "Trading Day" shall mean a day on which national stock exchanges are open for trading.

        3.    Eligibility.

          3.1   An Employee shall become eligible to participate in the Plan as of the first Grant Date on which he or she first meets all of the following requirements:

            3.1.1.  The Employee has been continuously employed by the Company or a Subsidiary for a period of at least 90 consecutive days immediately prior to the applicable Grant Date;

            3.1.2.  As of the applicable Grant Date, the Employee is not a highly compensated employee, within the meaning of Section 414(q) of the Code, who is subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended;

            3.1.3.  The Employee's customary period of employment with the Company or a Participating Subsidiary is for twenty (20) or more hours per week; and

            3.1.4.  The Employee's customary period of employment with the Company or a Participating Subsidiary is for more than five (5) months in any calendar year.

          3.2   Notwithstanding any provisions of the Plan to the contrary, (i) no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent of the Company or any Subsidiary, and (ii) no Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Grant Date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the Participant under any such plans is outstanding at any time.

          3.3   For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, to the extent permitted under Section 423 of the Code.

        4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods, each beginning on a Grant Date specified by the Committee, until suspended or terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the Grant Dates applicable thereto) with respect to future offerings without shareholder approval if Participants are notified of such change prior to the scheduled Grant Date.

        5.    Participation.

          5.1   An eligible Employee may become a Participant in the Plan by making an election, in the manner prescribed by the Company and during the applicable Enrollment Period, to contribute a percentage of such Employee's Compensation to his or her Account through payroll deductions or other contributions permitted by the Committee.

          5.2   Payroll deductions for a Participant with respect to an Offering Period shall commence on the first pay date in the applicable Offering Period and shall end on the last pay date in such Offering Period unless sooner terminated by the Participant as provided in Section 10 hereof.

        6.    Payroll Deductions.

          6.1   At the time a Participant elects to participate in the Plan with respect to an Offering Period, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount, designated as a whole percentage not exceeding 15%, of the Compensation which he or she receives on each payday during the Offering Period. During the Enrollment Period and in accordance with procedures prescribed by the Company, the Participant may increase or decrease the rate of his or her payroll deductions for the Offering Period commencing immediately following the end of such Enrollment Period. During an Offering Period, a Participant may reduce his or her payroll deductions to 0%, but otherwise may not increase or decrease his or her payroll deductions applicable to such Offering Period. Except for reductions in payroll deductions to 0%, as provided in this Section 6.1, or a Participant's discontinuation of participation in accordance with Section 10 hereof, the latest payroll deduction election made by the Participant during an Enrollment Period shall remain in effect through the duration of the following Offering Period. The maximum number of Shares that can be purchased by a Participant during an Offering Period shall not exceed 250, subject to adjustment pursuant to Section 18.1 and proportionately increased for Offering Periods that are longer than one month. Subject to the limitations set forth herein, the Committee may allow Participants to make contributions under the Plan in a form other than payroll deductions if payroll deductions are not permitted under applicable local law and, with respect to an offering intended to comply with Section 423 of the Code, the Committee determines that such other contributions are permissible under Section 423 of the Code.

          6.2   All payroll deductions and other permitted contributions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any contributions or payments to such Account other than through payroll deductions except to the extent expressly permitted by the Committee.

          6.3   A Participant's election under the Plan which is in effect as of the last day of an Offering Period shall continue in effect for the next following Offering Period unless the Participant affirmatively increases or decreases the rate of his or her payroll deductions or other permitted contributions for such subsequent Offering Period pursuant to Section 6.1 or terminates his or her participation for such Offering Period pursuant to Section 10.

          6.4   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions or other permitted contributions may be suspended at any time during any Offering Period. In such case, payroll deductions or other permitted contributions for the next following Offering Period in which the Participant complies with Section 423(b)(8) of the Code and Section 3.2 hereof, shall resume at the rate most recently elected by such Participant, unless changed by the Participant with respect to such Offering Period pursuant to Section 6.1 or terminated by the Participant pursuant to Section 10.

          6.5   If a Participant makes a hardship withdrawal from any retirement plan with a cash or deferred arrangement qualified under Section 401(k) of the Code, which plan is sponsored or participated in by the Participant's employer, such Participant's payroll deductions or other permitted contributions under the Plan shall be automatically suspended until the Grant Date that begins at least six months after the date of such hardship withdrawal. The balance of such Participant's Account shall be applied to purchase shares of Common Stock on the next Purchase Date, except to the extent the participant elects to receive the cash credited to his or her Account in accordance with Section 10.1. After the expiration of such suspension, the Participant may resume his or her payroll deductions or other permitted contributions in accordance with this Section 6.

          6.6   At the time Common Stock is purchased under the Plan pursuant to the exercise of an option, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock acquired upon the exercise of an option. At any time, the Company may, but will not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to the sale or early disposition of Common Stock by the Participant.

        7.    Option to Purchase Common Stock.    On the Grant Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Common Stock determined by dividing such Employee's payroll deductions and other permitted contributions accumulated during such Offering Period and retained in the Participant's Account as of the Purchase Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.2, 6.1 and 12 hereof. The purchase of Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn from the Plan pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

        8.    Purchase of Common Stock.    Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions and other permitted contributions in his or her Account. No fractional shares of Common Stock shall be purchased, and any payroll deductions or other permitted contributions accumulated in a Participant's Account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant's Account after the Purchase Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

        9.    Issuance or Transfer of Shares.    As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the Participant to a brokerage account established for the Participant at a Company-designated brokerage firm (a "Brokerage Account"). The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the Brokerage Account until the later of the following two periods: (i) the end of the two-year period measured from the Grant Date for the Offering Period in which the shares were purchased and (ii) the end of the one-year period measured from the Purchase Date for that Offering Period. Such limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms. The foregoing procedures shall not limit in any way the Participant's right to sell or dispose of the shares deposited to his or her Brokerage Account. Such procedures are designed solely to ensure that any sale of shares prior to the satisfaction of the required holding period is made through the Brokerage Account. However, shares may not be transferred (either electronically or in certificate form) from the Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period. The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

        10.    Withdrawal; Termination of Employment.

          10.1 During an Offering Period, a Participant may withdraw all but not less than all of the payroll deductions and other contributions credited to his or her Account and not yet used to purchase shares of Common Stock under the Plan by making a withdrawal election in the manner prescribed by the Company; provided, however, that except as provided for in Section 18.3, a Participant may not make such withdrawal election later than 30 days prior to the applicable Purchase Date. Except as provided for in the foregoing sentence, any such withdrawal election shall take effect as soon as administratively practicable after the date of such election. All of the Participant's payroll deductions and other permitted contributions credited to his or her Account shall be paid to such Participant as soon as administratively practicable after the date of a withdrawal election and such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions or other contributions for the purchase of shares shall be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or other permitted contributions shall not resume at the beginning of the succeeding Offering Period unless the Participant makes a new enrollment election pursuant to Section 5 of the Plan.

          10.2 Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a change in the Participant's employment status following which the Participant is no longer eligible to participate in the Plan pursuant to Section 3.1, which in either case occurs at least 30 days prior to a Purchase Date, the Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions and other permitted contributions credited to such Participant's Account shall be returned to the Participant or, in the case of death, to the persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated. If such termination of employment or change in employment status occurs less than 30 days prior to the Purchase Date, the Participant's accumulated payroll deductions and other permitted contributions shall remain in the Participant's Account and shall be applied to purchase shares of Common Stock on the next Purchase Date.

        11.    Interest.    No interest shall accrue on the payroll deductions or other permitted contributions of a Participant in the Plan or on any other amount credited to a Participant's Account.

        12.    Stock.

          12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. The shares of Common Stock sold hereunder shall be shares purchased for Participants in the open market (on an exchange or in negotiated transactions). If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          12.2 The Participant shall have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased and are issued to the Participant.

          12.3 Subject to Section 9, Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

        13.    Administrative Body.    The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable. The Committee may delegate to any committee, person (whether or not an employee of the Company or a Participating Subsidiary) or entity any of its responsibilities or duties hereunder.

        14.    Payment Upon Participant's Death.    To the extent permitted by the Committee, a Participant may designate a beneficiary who is to receive any shares of Common Stock, payroll deductions or other permitted contributions, if any, in the Participant's Account in the event of such Participant's death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the shares of Common Stock, payroll deductions and other permitted contributions, if any, shall be distributed to the Participant's estate.

        15.    Transferability.    Neither payroll deductions or other permitted contributions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void ab initio and without effect.

        16.    Use of Funds.    All payroll deductions and other permitted contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be obligated to segregate such payroll deductions or contributions.

        17.    Account Information.    Individual Accounts shall be maintained for each Participant in the Plan. The Company shall make available to each Participant information relating to the activity of such Participant's Account, including the amounts of payroll deductions or other permitted contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, with respect to such Account.

        18.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          18.1    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, in connection with the occurrence of an Equity Restructuring, the Reserves, the number and type of securities subject to each outstanding option and the Purchase Price thereof shall be equitably adjusted. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. "Equity Restructuring" means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its stockholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding options.

          18.2    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

          18.3    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date") or to cancel each outstanding option and refund all sums collected from Participants during the Offering Period then in progress. If the Board or Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for such Participant's option has been changed to the New Purchase Date and that such Participant's option will be exercised automatically on the New Purchase Date, unless prior to such date such Participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

        19.    Amendment or Termination.

          19.1    General.    The Board or Committee may at any time and for any reason terminate, amend or suspend the Plan. Except as otherwise provided in the Plan, including Sections 18 and 19, no amendment or termination may make any change in any option theretofore granted which adversely affects the rights of any Participant.

          19.2    Amendments Not Requiring Consent or Approval.    Without shareholder consent and without regard to whether any Participant's rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

          19.3    Amendments to Comply with Law.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 423 of the Code, or any successor rule or statute, or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such manner and to such a degree as is required by applicable law, rule or regulation.

        20.    Notice of Disposition.    Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Grant Date or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

        21.    No Rights to Continued Employment.    Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such Employee's employment.

        22.    Equal Rights And Privileges.    All Employees who participate in an Offering Period shall have the same rights and privileges with respect to the offering under such Offering Period except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code; provided, however, that Employees participating in a subplan adopted pursuant to Section 27 which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Plan generally. The Board or the Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

        23.    Notices.    All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        24.    Conditions Upon Issuance of Shares of Common Stock.

          24.1 Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          24.2 As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

          24.3 Participation in the Plan shall be subject to the Participant's compliance with applicable securities laws and the Company's insider trading policy. For purposes of the Company's insider trading policy, a Participant may purchase shares of Common Stock during a period in which such Participant would otherwise be restricted from buying or selling shares of Common Stock (a "Blackout Period") only if the Participant submitted his or her election to participate in the Plan when a Blackout Period was not in effect and such election was not modified during a Blackout Period.

        25.    Term of Plan.

          25.1 The Plan shall become effective as of August 1, 2014, subject to approval by the shareholders of the Company. It shall continue in effect until terminated pursuant to Section 19.

          25.2 Notwithstanding the above, the Plan is expressly made subject to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, this Plan shall not come into effect.

        26.    Applicable Law.    The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

        27.    Non-U.S. Participants.    To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees. Each subplan shall constitute a separate "offering" under this Plan in accordance with Treas. Reg. §1.423-2(a), and may contain terms that do not satisfy the requirements of Section 423 of the Code.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01TSMD 3 3 B V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. For Against Abstain 2. Proposal to ratify independent public accounting firm for 2014. For Against Abstain 3. Advisory vote to approve executive compensation. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Bennett Morgan 02 - Todd A. Adams 1. Election of Class II Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 03 - Ralph Castner For Withhold 4. Approve Generac Holdings Inc. Employee Stock Purchase Plan. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 2 5 3 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 10, 2014, the day before the meeting date. Vote by Internet • Go to www.envisionreports.com/GNRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. This proxy is solicited by the Board of Directors for the Annual Meeting on June 11, 2014 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, Secretary and General Counsel of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 11, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.) Proxy — Generac Holdings Inc. 2014 Annual Meeting Admission Ticket 2014 Annual Meeting of the Stockholders of Generac Holdings Inc. June 11th, 2014, 9:00 AM Local Time Generac corporate headquarters S45 W29290 Hwy. 59, Waukesha, WI 53189 Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01TSNC 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION + A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. For Against Abstain 2. Proposal to ratify independent public accounting firm for 2014. For Against Abstain 3. Advisory vote to approve executive compensation. 01 - Bennett Morgan 02 - Todd A. Adams 1. Election of Class II Directors: For Withhold For Withhold 03 - Ralph Castner For Withhold OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. 4. Approve Generac Holdings Inc. Employee Stock Purchase Plan. MMMMMMMMMMMM 1 9 2 5 3 6 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . This proxy is solicited by the Board of Directors for the Annual Meeting on June 11, 2014 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, Secretary and General Counsel of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 11, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.) Proxy — Generac Holdings Inc.